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                                                                         ---------------------------------------------
                                                                                                             Signature

                                                                         ---------------------------------------------
                                                                                                             Signature

                                                                   NOTE: Please sign exactly as your name(s)appear(s) on
                                                                   this Proxy Card. Only one signature is required in the
                                                                   case of a joint account. When signing in a representative
                                                                   capacity, please give title.


                              PLEASE DETACH, MARK, SIGN, DATE AND PROMPTLY RETURN THIS
                              PROXY CARD USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
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                                                                                                  SOUND FEDERAL SHARES
                                                                                                 Stock Information Center
                                                                                                  300 Mamaroneck Avenue
                                                                                             Mamaroneck, New York 10543-2647
                                                                                                     (914) xxx-xxxx
                                                                                                     STOCK ORDER FORM
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DEADLINE: The Subscription Offering ends at 12:00 Noon, New York Time, on December xx, Your original Stock Order and
Certification 2002. Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Sound Federal Savings and Loan Association branch, by the deadline, or it will be considered void.
FAXES OR COPIES OF THIS FORM WILL NOT BE ACCEPTED.
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(1) Number of Shares                          (2) Total Amount       (6) / / Check here if you are a DIRECTOR, OFFICER or EMPLOYEE
  ------------------      Price Per Share    -------------------             of Sound Federal Savings and Loan Association or a
                                                                             member of such person's immediate family (same
                             X $10.00 =                                      household).
  ------------------                         -------------------     --------------------------------------------------------------
                                                                     (7) / / NASD AFFILIATION - see description on reverse side of this form.
The minimum number of shares that may be subscribed for is 25. In    --------------------------------------------------------------
each of the  Subscription Offering, the Community Offering or any    (8) Please review the preprinted account The accounts
Syndicated Community Offering, the maximum purchase for any person       information listed below. The accounts printed below may
or group of persons acting in concert, is 50,000 shares; provided,       not be all of your qualifying accounts or even your
however that such shares when added to any Exchange Shares to which      accounts as of the earliest of the three dates if you have
such person may be entitled as a shareholder of Citizens South           changed names on the accounts. You should list other
Banking Corporation may not exceed 264,500 shares. See the               accounts that you may have or had with Sound Federal
Prospectus and the Stock Order Form Instructions.                        Savings and Loan Association in the box below. SEE THE
--------------------------------------------------------------------     STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER
METHOD OF PAYMENT                                                        INFORMATION. All subscription orders are subject to the
(3) / / Enclosed is a check, bank draft or money order payable to        Plan of Conversion and Agreement and Plan of (the "Plan of
        Sound Bancorp for $___________.                                  Conversion").
                                                                     --------------------------------------------------------------
(4) / / I authorize Sound Federal Savings and Loan Association to make withdrawals from my certificate or savings account(s)
        shown below, and understand that the amounts will not
        otherwise be available for withdrawal:

ACCOUNT NUMBER(S)                                 AMOUNT(S)
----------------------------------------- --------------------------

 ---------------------------------------- --------------------------

 ---------------------------------------- --------------------------
                       TOTAL WITHDRAWAL
                                          --------------------------
THERE IS NO PENALTY FOR EARLY WITHDRAWAL.
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(5) PURCHASER INFORMATION

A. / / ELIGIBLE ACCOUNT HOLDER - Check here if you were a depositor with at least $50 on deposit with Sound Federal Savings and Loan Association as of May 31,2001. Enter information in
       Section 8 for accounts that you had at Sound Federal Savings on May 31, 2001.

B. / / SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Check here if you were a depositor with at least $50 on deposit with Sound
       Federal Savings as of September 30, 2002 but are not an
       Eligible Account Holder. Enter information in Section 8 for all deposit accounts that you had at Sound Federal Savings on --------------------------------------------------------------
       September 30, 2002.                                           ADDITIONAL QUALIFYING ACCOUNTS

C. / / OTHER MEMBER - Check here if you were a depositor of Sound    ACCOUNT TITLE (NAMES ON ACCOUNTS)             ACCOUNT NUMBER
       Federal Savings as of October x, 2002 or a borrower of Sound  ------------------------------------------ -------------------
       Federal Savings as of October 8, 1998 and your borrowings
       remained outstanding as of October x,2002, but are not an     ------------------------------------------ -------------------
       Eligible or a Supplemental Eligible Account Holder. Enter
       information in Section 8 for all accounts that you had at     ------------------------------------------ -------------------
       Sound Federal Savings on October x, 2002.
                                                                     ------------------------------------------ -------------------
D. / / CURRENT STOCKHOLDER - Check here if you are a current
       stockholder of Sound Federal Bancorp as of October x, 2002    ------------------------------------------ -------------------
       and list the number of shares you own.
       _______________ shares                                        ------------------------------------------ -------------------

E. / / LOCAL COMMUNITY - See instructions for applicable counties.    PLEASE NOTE:  FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY RESULT
                                                                      IN THE LOSS OF PART ALL OF YOUR SUBSCRIPTION RIGHTS
F. / / GENERAL COMMUNITY - Check here if none of the above apply.     (additional space on back of form).
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(9) STOCK REGISTRATION - PLEASE PRINT  LEGIBLY AND FILL OUT COMPLETELY
    (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

    / / Individual                  / / Uniform Transfer to Minors Act       / / Partnership
    / / Joint Tenants               / / Uniform Gift to Minors Act           / / Individual Retirement Account
    / / Tenants in Common           / / Corporation                          / /  Fiduciary/Trust (Under Agreement Dated________)

------------------------------------------------------------------------ --------------------------------------------------------

Name                                                                     Social Security or Tax I.D.
------------------------------------------------------------------------ --------------------------------------------------------

Name                                                                     Social Security or Tax I.D.
---------------------------------------------------------------------------------------- ----------------------------------------
Mailing                                                                                   Daytime
Address                                                                                   Telephone
---------------------------------------------------------------------------------------- ----------------------------------------

                                               Zip                                        Evening
City        State                              Code            County                     Telephone
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ACKNOWLEDGMENT By signing below, I acknowledge receipt of the Prospectus dated November xx, 2002 and understand I may not change or revoke my order once it is received by Sound Federal Bancorp. I also certify that this stock order is for my account and there is no agreement or understanding Applicable regarding any further sale or transfer of these shares. regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Sound Federal and all legal and equitable remedies in the event it becomes aware of the transfer of Bancorp will pursue any subscription rights and will not honor orders known by it to involve such transfer. of I further certify that: (1) the social security number or taxpayer am not
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      To approve and adopt a plan of conversion and reorganization (the "Plan")
pursuant to which the Mutual Holding Company will be merged intoSound Federal
Savings and Loan Association and Sound Federal Bancorp (the "Company") will be succeeded by a new Delaware corporation with the same name which has been established for the purpose of completing the conversion and reorganization. As part of the conversion, shares of common stock representing the Mutual Holding
Company's ownership interest in the Company will be offered for sale in a subscription and community offering. Common stock of the Company currently held by public stockholders will be converted into new shares pursuant to an exchange ratio that has been established. .

               FOR  / /          AGAINST / /         ABSTAIN / /

In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the Special Meeting, and upon such other matters as may properly come before the Special Meeting. (Continued and to be signed on other side)

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                                             SOUND FEDERAL BANCORP


ITEM (7) CONTINUED - NASD AFFILIATION (this section only      ITEM (8) CONTINUED; PURCHASER INFORMATION
applies to those individuals who meet the delineated
criteria)

Check the box if you are a member of the National             ACCOUNT TITLE (NAMES ON ACCOUNTS)   ACCOUNT NUMBER
Association of Securities Dealers, Inc. ("NASD"), a           --------------------------------- -------------------
person associated with an NASD member, a member of the
immediate family of any such person to whose support          --------------------------------- -------------------
such person contributes, directly or indirectly, or the
holder of an account in which an NASD member or person        --------------------------------- -------------------
associated with an NASD member has a beneficial
interest. To comply with conditions under which an            --------------------------------- -------------------
exemption from the NASD's Interpretation With Respect to
Free-Riding and Withholding is available, you agree, if       --------------------------------- -------------------
you have checked the NASD affiliation box: (1) not to
sell, transfer or hypothecate the stock for a period of       --------------------------------- -------------------
three months following the issuance and (2) to report
this subscription in writing to the applicable NASD
member within one day of the payment therefor.
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                               CERTIFICATION FORM

(This Certification Must Be Signed In Addition to the Stock Order Form On Reverse Side)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF SOUND FEDERAL BANCORP ARE NOT A DEPOSIT OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director at (201) 413-1000.

I further certify that, before purchasing the shares of common stock of Sound Federal Bancorp, I received a copy of the Prospectus dated November xx, 2002 which discloses the nature of the shares of common stock being offered thereby and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page of the Prospectus:

1. Changes in Interest Rates Could Adversely Affect Our Results of Operations and Financial Condition.

2.    Changes in the Value of Goodwill Could Reduce Our Earnings.

3. If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.

4.    Our Return on Stockholders' Equity Will Be Reduced as a Result of the
      Offering.

5. The Implementation of Stock-Based Benefit Plans May Dilute Your Ownership Interest.

6. Our Recognition and Retention Plan Will Increase Our Costs, Which Will Reduce Our Profitability and Stockholders' Equity.

7. Strong Competition Within Our Market Area May Limit Our Growth and Profitability.

8. The Future Price of the Common Stock May be Less Than the Purchase Price in the Offering.

9. We Have Broad Discretion in Allocating the Proceeds of the Offering. Our Failure to Effectively Utilize Such Proceeds Could Reduce Our Profitability.

10. We Operate in a Highly Regulated Environment and We May be Adversely Affected by Changes in Laws and Regulations.

11.   Various Factors May Make Takeover Attempts More Difficult to Achieve.

12. The Rights of Stockholders as a Whole Under our Delaware Certificate of Incorporation and Bylaws are More Limited Than Under our Federal Charter and Bylaws.